Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

FOX REPORTS FOURTH QUARTER FISCAL 2026
REVENUE OF $4.21 BILLION,
NET INCOME OF $696 MILLION, AND
ADJUSTED EBITDA OF $1.20 BILLION

FOX REPORTS FULL YEAR FISCAL 2026
REVENUE OF $17.13 BILLION,
NET INCOME OF $1.73 BILLION, AND
ADJUSTED EBITDA OF $3.91 BILLION

NEW YORK, NY, August 6, 2026 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three and twelve months ended June 30, 2026.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Fiscal 2026 was an exceptional year for FOX, capped by our broadcast of a remarkable FIFA Men's World Cup. We successfully launched our direct-to-consumer streaming service, FOX One, continued to keep America informed across a dynamic news cycle, enhanced Tubi's position as a leading streaming service, and announced the acquisition of Roku which will transform the scope and growth profile of our company. Financially, these milestones were underpinned by the delivery of record top-line revenue which converted into record EBITDA. With strong momentum across our portfolio, we enter fiscal 2027 exceptionally well positioned to drive sustained growth and long-term shareholder value."

FOURTH QUARTER COMPANY RESULTS

The Company reported total quarterly revenue of $4.21 billion, an increase of $925 million or 28% from the amount reported in the prior year quarter. Distribution revenue increased 5%, driven by 7% growth at the Cable Network Programming segment. Advertising revenue increased 78%, primarily due to the current year broadcast of the FIFA Men’s World Cup (“World Cup”), and continued digital growth led by the Tubi AVOD service. Content and other revenue was $262 million as compared to the $269 million reported in the prior year quarter, primarily due to the timing of sports sublicensing revenue.

The Company reported quarterly net income of $696 million as compared to the $719 million reported in the prior year quarter. Net income attributable to Fox Corporation stockholders was $691 million ($1.61 per share) as compared to the $717 million ($1.57 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $765 million ($1.79 per share) as compared to the $581 million ($1.27 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $1.20 billion, an increase of $256 million or 27% from the amount reported in the prior year quarter, as the revenue increase noted above was partially offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs, led by the current year broadcast of the World Cup, and costs associated with the launch of FOX One.
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

FULL YEAR COMPANY RESULTS

The Company reported total full year revenue of $17.13 billion, an increase of $826 million or 5% from the amount reported in the prior year. Distribution revenue increased 4%, driven by 5% growth at the Cable Network Programming segment. Advertising revenue increased 7%, primarily due to the current year broadcast of the World Cup and continued digital growth led by the Tubi AVOD service, partially offset by the absence of the prior year broadcast of Super Bowl LIX and lower political advertising revenue. Content and other revenue increased 4%, primarily due to higher sports sublicensing revenue.

The Company reported full year net income of $1.73 billion as compared to the $2.29 billion reported in the prior year. Net Income attributable to Fox Corporation stockholders was $1.69 billion ($3.84 per share) as compared to the $2.26 billion ($4.91 per share) reported in the prior year. Adjusted net income attributable to Fox Corporation stockholders was $2.38 billion ($5.42 per share) as compared to the $2.20 billion ($4.78 per share) reported in the prior year.

Full year Adjusted EBITDA was $3.91 billion, an increase of $282 million or 8% from the amount reported in the prior year, as the revenue increase noted above was partially offset by higher expenses. The increase in expenses was primarily due to costs associated with the launch of FOX One and higher digital content costs.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

REVIEW OF OPERATING RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
	$ Millions
Revenues by Component:

Distribution[3]	$2,034	$1,940	$8,058	$7,780
Advertising	1,916	1,078	7,339	6,865
Content and Other	262	269	1,729	1,655
Total revenues	$4,212	$3,287	$17,126	$16,300

Segment Revenues:

Cable Network Programming	$1,670	$1,532	$7,348	$6,930
Television	2,482	1,707	9,666	9,325
Corporate and Other	161	63	526	244
Eliminations	(101)	(15)	(414)	(199)
Total revenues	$4,212	$3,287	$17,126	$16,300

Adjusted EBITDA:

Cable Network Programming	$728	$747	$3,099	$3,030
Television	705	308	1,438	945
Corporate and Other	(238)	(116)	(631)	(351)
Adjusted EBITDA[4]	$1,195	$939	$3,906	$3,624

Depreciation and amortization:

Cable Network Programming	$27	$25	$105	$94
Television	34	32	126	119
Corporate and Other	50	45	179	172
Total depreciation and amortization	$111	$102	$410	$385

3 The Company generates distribution revenue from agreements with MVPDs for cable network programming and retransmission fees for the broadcast of the Company’s owned and operated television stations and from subscription fees for the Company’s direct-to-consumer streaming services. In addition, the Company generates distribution revenue from agreements with independently owned television stations that are affiliated with the FOX Network. Prior period amounts have been reclassified to conform to the current presentation.
4 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

CABLE NETWORK PROGRAMMING

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
		$ Millions
Revenues
Distribution	$1,176	$1,100	$4,662	$4,440
Advertising	461	378	1,687	1,531
Content and Other	33	54	999	959
Total revenues	1,670	1,532	7,348	6,930
Operating expenses	(731)	(618)	(3,562)	(3,275)
Selling, general and administrative	(211)	(168)	(687)	(635)
Amortization of cable distribution investments	—	1	—	10
Segment EBITDA	$728	$747	$3,099	$3,030

Three Months Ended June 30, 2026

Cable Network Programming reported quarterly segment revenue of $1.67 billion, an increase of $138 million or 9% from the amount reported in the prior year quarter. Distribution revenue increased $76 million or 7% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenue increased $83 million or 22%, primarily due to the current year broadcast of the World Cup. Content and other revenue was $33 million as compared to the $54 million reported in the prior year quarter, primarily due to the timing of sports sublicensing revenue.

Cable Network Programming reported quarterly segment EBITDA of $728 million as compared to the $747 million reported in the prior year quarter, as the revenue increase noted above was more than offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs, led by the current year broadcast of the World Cup.

Twelve Months Ended June 30, 2026

Cable Network Programming reported full year segment revenue of $7.35 billion, an increase of $418 million or 6% from the amount reported in the prior year. Distribution revenue increased $222 million or 5%, as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenue increased $156 million or 10%, primarily due to higher news and sports pricing and the current year broadcast of the World Cup, partially offset by lower ratings. Content and other revenue increased $40 million or 4%, primarily due to higher sports sublicensing revenue.

Cable Network Programming reported full year segment EBITDA of $3.10 billion, an increase of $69 million or 2% from the amount reported in the prior year, as the revenue increase noted above was partially offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

TELEVISION

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
		$ Millions
Revenues
Advertising	$1,455	$700	$5,652	$5,334
Distribution	836	840	3,346	3,340
Content and Other	191	167	668	651
Total revenues	2,482	1,707	9,666	9,325
Operating expenses	(1,459)	(1,117)	(7,101)	(7,308)
Selling, general and administrative	(318)	(282)	(1,127)	(1,072)
Segment EBITDA	$705	$308	$1,438	$945

Three Months Ended June 30, 2026

Television reported quarterly segment revenue of $2.48 billion, an increase of $775 million or 45% from the amount reported in the prior year quarter. Advertising revenue increased $755 million or 108%, primarily due to the current year broadcast of the World Cup, continued digital growth led by the Tubi AVOD service and higher political advertising revenue at the FOX Television Stations. Distribution revenue was essentially unchanged from the prior year quarter. Content and other revenue increased $24 million or 14%, primarily due to higher entertainment content revenue.

Television reported quarterly segment EBITDA of $705 million, an increase of $397 million or 129% from the amount reported in the prior year quarter, as the revenue increase noted above was partially offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs, led by the current year broadcast of the World Cup.

Twelve Months Ended June 30, 2026

Television reported full year segment revenue of $9.67 billion, an increase of $341 million or 4% from the amount reported in the prior year. Advertising revenue increased $318 million or 6%, primarily due the current year broadcast of the World Cup and continued digital growth led by the Tubi AVOD service, partially offset by the absence of the prior year broadcast of Super Bowl LIX and lower political advertising revenue. Distribution revenue was essentially unchanged from the prior year, as higher average rates at the Company's owned and operated television stations and increases in fees from third-party FOX affiliates were partially offset by the net impact of subscriber declines. Content and other revenue increased $17 million or 3%, primarily due to higher digital content revenue.

Television reported full year segment EBITDA of $1.44 billion, an increase of $493 million or 52% from the amount reported in the prior year, due to the revenue increase noted above and lower expenses. The decrease in expenses was primarily driven by lower sports programming rights amortization partially offset by higher digital content costs.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

DIVIDEND

The Company’s Board of Directors has authorized an increase in the Company’s semi-annual dividend and has declared a dividend of $0.29 per Class A and Class B share. This dividend is payable on September 23, 2026 with a record date for determining dividend entitlements of September 02, 2026.

SHARE REPURCHASE PROGRAM

As of June 30, 2026, the Company has cumulatively repurchased approximately $6.7 billion of its Class A common stock and approximately $1.9 billion of its Class B common stock, with a remaining authorization of $3.4 billion. During the quarter, the Company repurchased approximately $50 million of its Class A common stock and $50 million of its Class B common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Roku transaction. Words such as “may,” “will,” “could,” “should,” “would,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to the impact of the Roku transaction and related risks, changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the Roku transaction.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
	$ Millions, except per share amounts

Revenues	$4,212	$3,287	$17,126	$16,300

Operating expenses	(2,380)	(1,759)	(10,853)	(10,518)
Selling, general and administrative	(637)	(590)	(2,367)	(2,168)
Depreciation and amortization	(111)	(102)	(410)	(385)
Restructuring, impairment and other corporate matters	(113)	(99)	(151)	(350)
Equity losses of affiliates	(2)	(18)	(20)	(29)
Interest expense, net	(60)	(42)	(274)	(227)
Non-operating other, net	12	282	(773)	438
Income before income tax expense	921	959	2,278	3,061
Income tax expense	(225)	(240)	(551)	(768)
Net income	696	719	1,727	2,293
Less: Net income attributable to noncontrolling interests	(5)	(2)	(42)	(30)
Net income attributable to Fox Corporation stockholders	$691	$717	$1,685	$2,263

Weighted average shares:	428	457	439	461

Net income attributable to Fox Corporation stockholders per share:	$1.61	$1.57	$3.84	$4.91

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

CONSOLIDATED BALANCE SHEETS

	June 30, 2026	June 30, 2025
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,205	$5,351
Receivables, net	3,455	2,472
Inventories, net	487	432
Other	306	174
Total current assets	8,453	8,429

Non-current assets:
Property and equipment, net	1,842	1,705
Intangible assets, net	2,870	2,969
Goodwill	3,647	3,639
Deferred tax assets	2,443	2,721
Other non-current assets	3,227	3,732
Total assets	$22,482	$23,195

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,667	$2,897
Total current liabilities	2,667	2,897

Non-current liabilities:
Borrowings	6,606	6,602
Other liabilities	1,395	1,341
Redeemable noncontrolling interests	86	288
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,274	7,603
Retained earnings	4,457	4,479
Accumulated other comprehensive loss	(107)	(124)
Total Fox Corporation stockholders’ equity	11,628	11,962
Noncontrolling interests	100	105
Total equity	11,728	12,067
Total liabilities and equity	$22,482	$23,195

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30,
	2026	2025
	$ Millions
OPERATING ACTIVITIES:
Net income	$1,727	$2,293
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	410	385
Restructuring, impairment and other corporate matters	151	267
Equity-based compensation	132	135
Equity losses of affiliates	20	29
Cash distributions received from affiliates	32	13
Non-operating other, net	773	(438)
Deferred income taxes	271	164
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(1,055)	(85)
Inventories net of programming payable	(493)	521
Accounts payable and accrued expenses	66	89
Other changes, net	(64)	(49)
Net cash provided by operating activities	1,970	3,324

INVESTING ACTIVITIES:
Property and equipment	(502)	(331)
Purchase of investments	(178)	(79)
Acquisitions, net of cash acquired	(8)	(97)
Other investing activities, net	(17)	(30)
Net cash used in investing activities	(705)	(537)

FINANCING ACTIVITIES:
Repurchase of shares	(2,000)	(1,000)
Dividends paid and distributions	(287)	(277)
Purchase of noncontrolling interest	(208)	—
Repayment of borrowings	—	(600)
Other financing activities, net	84	122
Net cash used in financing activities	(2,411)	(1,755)

Net (decrease) increase in cash and cash equivalents	(1,146)	1,032
Cash and cash equivalents, beginning of year	5,351	4,319
Cash and cash equivalents, end of year	$4,205	$5,351

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provisions and Noncontrolling interest adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended June 30, 2026 and 2025:

	Three Months Ended
	June 30, 2026		June 30, 2025
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$691	$1.61	$717	$1.57

Restructuring, impairment and other corporate matters	113	0.26	99	0.22

Non-operating other, net	(12)	(0.03)	(282)	(0.62)

Tax provision	(27)	(0.06)	47	0.10

Rounding	—	0.01	—	—

As adjusted	$765	$1.79	$581	$1.27

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the twelve months ended June 30, 2026 and 2025:

	Twelve Months Ended
	June 30, 2026		June 30, 2025
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$1,685	$3.84	$2,263	$4.91

Restructuring, impairment and other corporate matters	151	0.34	350	0.76

Non-operating other, net	773	1.76	(438)	(0.95)

Tax provision	(229)	(0.52)	27	0.06

Noncontrolling interest adjustment	1	—	—	—

As adjusted	$2,381	$5.42	$2,202	$4.78

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2026

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense. Effective July 1, 2025, the Company no longer removes the impact of amortization of cable distribution investments when calculating Adjusted EBITDA. Prior periods were not restated as the impact of the change is immaterial to the calculation.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and twelve months ended June 30, 2026:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
	$ Millions
Net income	$696	$719	$1,727	$2,293
Add:
Amortization of cable distribution investments	—	1	—	10
Depreciation and amortization	111	102	410	385
Restructuring, impairment and other corporate matters	113	99	151	350
Equity losses of affiliates	2	18	20	29
Interest expense, net	60	42	274	227
Non-operating other, net	(12)	(282)	773	(438)
Income tax expense	225	240	551	768
Adjusted EBITDA	$1,195	$939	$3,906	$3,624